                                                                             EXHIBIT 11
                             THE SOUTHLAND CORPORATION AND SUBSIDIARIES
                           STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                           CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE


                                                        THREE MONTHS                 SIX MONTHS
                                                       ENDED JUNE 30,               ENDED JUNE 30,
                                                   -------------------------   -------------------------
                                                      1996          1995          1996          1995
                                                   -----------   -----------   -----------   -----------
Net earnings.  .  .  .  .  .  .  .  .  .  .  .  .  $   30,387    $   36,758    $   35,876    $   35,796
Add interest on Convertible Debt, net of tax .  .       2,083          -            4,165          -
                                                   -----------   -----------   -----------   -----------
Net earnings applicable to common
    stock and equivalents outstanding  .  .  .  .  $   32,470    $   36,758    $   40,041    $   35,796
                                                   ===========   ===========   ===========   ===========

Weighted average number of common shares
   outstanding .  .  .  .  .  .  .  .  .  .  .  .     409,923       409,923       409,923       409,923
Weighted average number of common shares
    issuable upon conversion of Convertible Debt.      72,112          -           72,112          -
Dilutive effect of stock options after application
    of treasury stock method  .  .  .  .  .  .  .         298          -              149          -
                                                   -----------   -----------   -----------   -----------
Weighted average number of common shares
   and equivalents outstanding.  .  .  .  .  .  .     482,333       409,923       482,184       409,923
                                                   ===========   ===========   ===========   ===========

Net earnings per common share and equivalents
    (Primary and Fully Diluted)  .  .  .  .  .  .        $.07          $.09          $.08          $.09
                                                         =====         =====         =====         =====



                                                      Tab 1